                                                                    EXHIBIT 4.14

                              AMENDED AND RESTATED

                                TRUST AGREEMENT

                                     among

             NATIONAL COMMERCE FINANCIAL CORPORATION, as Depositor,

                             THE BANK OF NEW YORK,
                              as Property Trustee,

                        THE BANK OF NEW YORK (DELAWARE),
                              as Delaware Trustee,

                                      and

                    THE ADMINISTRATIVE TRUSTEES NAMED HEREIN
                         Dated as of December ___, 2001

                       NATIONAL COMMERCE CAPITAL TRUST II

                       NATIONAL COMMERCE CAPITAL TRUST II


     Certain Sections of this Trust Agreement relating to Sections 310 through 318 of the Trust Indenture Act of 1939:


Trust Indenture                                                        Trust Agreement
Act Section                                                            Section
-----------------------------                                          ---------------------------
(Section) 310                   (a) (1).............................   8.7
                                (a) (2).............................   8.7
                                (a) (3).............................   8.9
                                (a) (4).............................   2.7(a)(ii)
                                (b).................................   8.8
(Section) 311                   (a).................................   8.13
                                (b).................................   8.13
(Section) 312                   (a)                                    5.7
                                (b)                                    5.7
                                (c)                                    5.7
(Section) 313                   (a)                                    8.14(a)
                                (a) (4)                                8.14(a)
                                (b)                                    8.14(a)
                                (c)                                    10.9
                                (d)                                    8.14(b)
(Section) 314                   (a)                                    8.15
                                (b)                                    Not applicable
                                (c) (1)                                8.16
                                (c) (2)                                8.16
                                (c) (3)                                Not applicable
                                (d)                                    Not applicable
                                (e)                                    1.1, 8.16
(Section) 315                   (a)                                    8.1(a), 8.3(a)
                                (b)                                    8.2, 10.9
                                (c)                                    8.1(a)
                                (d)                                    8.1, 8.3
                                (e)                                    Not Applicable
(Section) 316                   (a)                                    Not Applicable
                                (a) (1) (A)                            Not Applicable
                                (a) (1) (B)                            Not Applicable
                                (a) (2)                                Not Applicable
                                (b)                                    5.14
                                (c)                                    6.7
(Section) 317                   (a) (1)                                Not Applicable
                                (a) (2)                                Not Applicable
                                (b)                                    5.9
(Section) 318                   (a)                                    10.11

Note: This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the
      Trust Agreement.

                               TABLE OF CONTENTS
                               -----------------

                                                                                              Page
                                                                                              ----
ARTICLE I.
DEFINED TERMS................................................................................   1
 Section 1.1     Definitions.................................................................   1

ARTICLE II.
CONTINUATION OF THE TRUST....................................................................  10
 Section 2.1     Name........................................................................  10
 Section 2.2     Office of the Delaware Trustee; Principal Place of Business.................  10
 Section 2.3     Initial Contribution of Trust Property; Organizational Expenses.............  10
 Section 2.4     Issuance of the Preferred Securities........................................  10
 Section 2.5     Issuance of the Common Securities; Subscription and
                 Purchase of Debentures......................................................  11
 Section 2.6     Declaration of Trust........................................................  11
 Section 2.7     Authorization to Enter into Certain Transactions............................  11
 Section 2.8     Assets of Trust.............................................................  15
 Section 2.9     Title to Trust Property.....................................................  15

ARTICLE III.
PAYMENT ACCOUNT..............................................................................  15
 Section 3.1     Payment Account.............................................................  15

ARTICLE IV.
DISTRIBUTIONS; REDEMPTION....................................................................  15
 Section 4.1     Distributions...............................................................  15
 Section 4.2     Exchange and Redemption.....................................................  17
 Section 4.3     Subordination of Common Securities..........................................  20
 Section 4.4     Payment Procedures..........................................................  21
 Section 4.5     Tax Returns and Reports.....................................................  21
 Section 4.6     Payment of Expenses of the Trust............................................  21
 Section 4.7     Payments under Indenture or Pursuant to Direct Actions......................  22

ARTICLE V.
TRUST SECURITIES CERTIFICATES................................................................  22
 Section 5.1     Initial Ownership...........................................................  22
 Section 5.2     The Trust Securities Certificates...........................................  22
 Section 5.3     Execution and Delivery of Trust Securities Certificates.....................  22
 Section 5.4     Registration of Transfer and Exchange of Preferred Securities Certificates..  23
 Section 5.5     Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates..........  23
 Section 5.6     Persons Deemed Securityholders..............................................  24
 Section 5.7     Access to List of Securityholders' Names and Addresses......................  24
 Section 5.8     Maintenance of Office or Agency.............................................  24
 Section 5.9     Appointment of Paying Agent.................................................  24
 Section 5.10    Ownership of Common Securities by Depositor.................................  25


 Section 5.11    Book-Entry Preferred Securities Certificates; Common Securities Certificate.  25
 Section 5.12    Notices to Clearing Agency..................................................  26
 Section 5.13    Definitive Preferred Securities Certificates................................  26
 Section 5.14    Rights of Securityholders...................................................  27
 Section 5.15    CUSIP Numbers...............................................................  29

ARTICLE VI.
ACTS OF SECURITYHOLDERS; MEETINGS; VOTING....................................................  29
 Section 6.1     Limitations on Voting Rights................................................  29
 Section 6.2     Notice of Meetings..........................................................  30
 Section 6.3     Meetings of Preferred Securityholders.......................................  31
 Section 6.4     Voting Rights...............................................................  31
 Section 6.5     Proxies, etc................................................................  31
 Section 6.6     Securityholder Action by Written Consent....................................  31
 Section 6.7     Record Date for Voting and Other Purposes...................................  32
 Section 6.8     Acts of Securityholders.....................................................  32
 Section 6.9     Inspection of Records.......................................................  33

ARTICLE VII.
REPRESENTATIONS AND WARRANTIES...............................................................  33
 Section 7.1     Representations and Warranties of the Property
                 Trustee and the Delaware Trustee............................................  33
 Section 7.2     Representations and Warranties of Depositor.................................  34

ARTICLE VIII.
THE TRUSTEES.................................................................................  35
 Section 8.1     Certain Duties and Responsibilities.........................................  35
 Section 8.2     Certain Notices.............................................................  36
 Section 8.3     Certain Rights of Property Trustee..........................................  36
 Section 8.4     Not Responsible for Recitals or Issuance of Securities......................  38
 Section 8.5     May Hold Securities.........................................................  38
 Section 8.6     Compensation; Indemnity; Fees...............................................  39
 Section 8.7     Corporate Property Trustee Required; Eligibility of Trustees................  40
 Section 8.8     Conflicting Interests.......................................................  40
 Section 8.9     Co-Trustees and Separate Trustee............................................  40
 Section 8.10    Resignation and Removal; Appointment of Successor...........................  42
 Section 8.11    Acceptance of Appointment by Successor......................................  43
 Section 8.12    Merger, Conversion, Consolidation or Succession to Business.................  44
 Section 8.13    Preferential Collection of Claims Against Depositor or Trust................  44
 Section 8.14    Reports by Property Trustee.................................................  45
 Section 8.15    Reports to the Property Trustee.............................................  45
 Section 8.16    Evidence of Compliance with Conditions Precedent............................  45
 Section 8.17    Number of Trustees..........................................................  45
 Section 8.18    Delegation of Power.........................................................  46


ARTICLE IX.
TERMINATION, LIQUIDATION AND MERGER..........................................................  46
 Section 9.1     Dissolution Upon Expiration Date............................................  46
 Section 9.2     Early Dissolution...........................................................  47
 Section 9.3     Termination.................................................................  47
 Section 9.4     Liquidation.................................................................  47
 Section 9.5     Mergers, Consolidations, Amalgamations or Replacements of the Trust.........  49

ARTICLE X.
MISCELLANEOUS PROVISIONS.....................................................................  50
 Section 10.1    Limitation of Rights of Securityholders.....................................  50
 Section 10.2    Liability of the Common Securityholder......................................  50
 Section 10.3    Amendment...................................................................  50
 Section 10.4    Separability................................................................  51
 Section 10.5    Governing Law...............................................................  51
 Section 10.6    Payments Due on Non-Business Day............................................  51
 Section 10.7    Successors..................................................................  52
 Section 10.8    Headings....................................................................  52
 Section 10.9    Reports, Notices and Demands................................................  52
 Section 10.10   Agreement Not to Petition...................................................  52
 Section 10.11   Trust Indenture Act; Conflict with Trust Indenture Act......................  53
 Section 10.12   Acceptance of Terms of Trust Agreement, Guarantee and Indenture.............  53
 Section 10.13   Holders are Parties.........................................................  54
 Section 10.14   Counterparts................................................................  54

     AMENDED AND RESTATED TRUST AGREEMENT, dated as of December ___, 2001, among
(i) National Commerce Financial Corporation, a Tennessee corporation (including any successors or assigns, the "Depositor"), (ii) The Bank of New York, a New York banking corporation, as property trustee (in each such capacity, the "Property Trustee" and, in its separate corporate capacity and not in its capacity as Property Trustee, the "Bank"), (iii) The Bank of New York (Delaware), a banking corporation organized under the laws of the State of Delaware, as Delaware trustee (the "Delaware Trustee"), (iv) Sheldon M. Fox, an individual, and Charles A. Neale, an individual, each of whose address is c/o National Commerce Financial Corporation, One Commerce Square, Memphis, Tennessee 38150 (each an "Administrative Trustee" and collectively the "Administrative Trustees") (the Property Trustee, the Delaware Trustee and the Administrative Trustees referred to collectively as the "Trustees") and (v) the several Holders, as hereinafter defined.

                                   WITNESSETH

     WHEREAS, the Depositor, the Administrative Trustees and the Delaware Trustee have heretofore duly declared and established a business trust pursuant to the Delaware Business Trust Act by the entering into that certain Trust Agreement, dated as of November 16, 2001, (the "Original Trust Agreement"), and by the execution and filing with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on November 16, 2001, attached as Exhibit A (the "Certificate of Trust"); and

     WHEREAS, the Depositor and the Trustees desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Common Securities by the Trust to the Depositor, (ii) the issuance and sale of the Preferred Securities by the Trust pursuant to the Underwriting Agreement and (iii) the acquisition by the Trust from the Depositor of all of the right, title and interest in the Debentures.

     NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Securityholders, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:

                                  ARTICLE I.
                                 DEFINED TERMS

     Section 1.1  Definitions.

For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (c) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Trust Agreement; and

          (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

     "Act" has the meaning specified in Section 6.8.

     "Additional Amount" means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of Additional Interest (as defined in the Indenture) paid by the Depositor on a Like Amount of Debentures for such period.

     "Administrative Trustee" means each of the individuals identified as an "Administrative Trustee" in the preamble to this Trust Agreement solely in such individual's capacity as Administrative Trustee of the Trust and not in such individual's individual capacity, or such Administrative Trustee's successor in interest in such capacity, or any successor trustee appointed as herein provided.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Bank" has the meaning specified in the preamble to this Trust Agreement.

     "Bankruptcy Event" means, with respect to any Person:

          (a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

     "Bankruptcy Laws" has the meaning specified in Section 10.10.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Depositor's Board of Directors, or such committee of the Board of Directors or officers of the Depositor to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustees.

     "Book-Entry Preferred Securities Certificate" means a Preferred Securities Certificate issued in certificated, fully registered form, evidencing ownership of Book-Entry Preferred Securities.

     "Book-Entry Preferred Security" means a beneficial interest in a Preferred Security, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 5.11.

     "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

     "Capital Treatment Event" means the reasonable determination by the Depositor that, as a result of (i) any amendment to, or change in, the laws or any regulations of the United States or any political subdivision thereof or therein that becomes effective on or after the date of the initial issuance of the Preferred Securities, (ii) any proposed change in such laws or regulations that is announced on or after the date of the initial issuance of the Preferred Securities, or (iii) any official administrative decision, judicial decision, administrative action or other official pronouncement interpreting or applying such laws or regulations that is announced on or after the date of initial issuance of the Preferred Securities hereunder, there is more than an insubstantial risk that the Depositor will not be entitled to treat an amount equal to the Liquidation Amount of the Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Depositor.

     "Certificate Depository Agreement" means the agreement among the Trust, the Depositor and The Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date, relating to the Trust Securities Certificates, as the same may be amended and supplemented from time to time.

     "Certificate of Trust" has the meaning specified in the recitals hereof, as amended from time to time.

     "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository Trust Company will be the initial Clearing Agency.

     "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "Closing Date" means the date of execution and delivery of this Trust Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Common Securities Certificate" means a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit C.

     "Common Security" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $25.00 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

     "Corporate Trust Office" means (i) when used with respect to the Property Trustee, the principal office of the Property Trustee located in New York, New York, and (ii) when used with respect to the Debenture Trustee, the principal office of the Debenture Trustee located in New York, New York.

     "Debenture Event of Default" means an "Event of Default" as defined in the Indenture.

     "Debenture Redemption Date" means, with respect to any Debentures to be redeemed under the Indenture, the date fixed for redemption under the Indenture.

     "Debenture Tax Event" means a "Tax Event" as defined in the Indenture.

     "Debenture Trustee" means The Bank of New York, a New York banking corporation, as trustee under the Indenture, and any successor trustee appointed as provided therein.

     "Debentures" means the $_____ aggregate principal amount of the Depositor's [___%] Junior Subordinated Deferrable Interest Debentures issued pursuant to the Indenture.

     "Deferral Period" has the meaning specified in Section 4.2(a)(iv).

     "Definitive Preferred Securities Certificates" means Preferred Securities Certificates issued to Owners in certificated, fully registered form as provided in Section 5.13.

     "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. 3801, et seq., as it may be amended from time to time.

     "Delaware Trustee" means the Person identified as the "Delaware Trustee" in the preamble to this Trust Agreement solely in its capacity as Delaware Trustee of the Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

     "Depositor" has the meaning specified in the preamble to this Trust Agreement.

     "Distribution Date" has the meaning specified in Section 4.1(a).

     "Distributions" means amounts payable in respect of the Trust Securities as provided in Section 4.1.

     "Early Termination Event" has the meaning specified in Section 9.2.

     "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a)  the occurrence of a Debenture Event of Default; or

          (b) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

          (c) default by the Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

          (d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in this Trust Agreement (other than a covenant or warranty a default in the performance or breach of which is dealt with in clause (b) or (c) above) and continuation of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Trust or the defaulting Trustee or Trustees by the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Preferred Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (e) the occurrence of a Bankruptcy Event with respect to the Property Trustee and the failure by the Depositor to appoint a successor Property Trustee within 90 days thereof.

     "Expiration Date" has the meaning specified in Section 9.1.

     "Federal Reserve" means the Board of Governors of the Federal Reserve System, as from time to time constituted, or if at any time after the execution of this Trust Agreement the Federal Reserve is not existing and performing the duties now assigned to it, then the body performing such duties at such time.

     "Guarantee" means the Guarantee Agreement executed and delivered by the Depositor and The Bank of New York, as trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the Holders of the Trust Securities, as amended from time to time.

     "Indemnified Person" has the meaning specified in Section 8.6(c).

     "Indenture" means the Junior Subordinated Indenture, dated as of December ___, 2001, between the Depositor and the Debenture Trustee, as trustee, as amended or supplemented from time to time.

     "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

     "Like Amount" means (a) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to the portion of the principal amount of Debentures to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which will be used to pay the Redemption Price of such Trust Securities in exchange therefor, and (b) with respect to a distribution of Debentures to Holders of Trust Securities in connection with a dissolution or liquidation of the Trust, Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Debentures are distributed.

     "Liquidation Amount" means the stated amount of $25.00 per Trust Security.

     "Liquidation Date" means the date on which Debentures are to be distributed to Holders of Trust Securities in connection with a dissolution and liquidation of the Trust pursuant to Section 9.4(a).

     "Liquidation Distribution" has the meaning specified in Section 9.4(d).

     "1940 Act" means the Investment Company Act of 1940, as amended.

     "Officers' Certificate" means a certificate signed by the Chairman, Chief Executive Officer, President, or any Vice President, and by the Treasurer, an Associate Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary, of the Depositor, and delivered to the appropriate Trustee. One of the officers signing an Officers' Certificate given pursuant to Section
8.16 shall be the principal executive, financial or accounting officer of the Depositor. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

          (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

          (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

          (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Trust, the Property Trustee or the Depositor, and who shall be reasonably acceptable to the Property Trustee.

     "Original Trust Agreement" has the meaning specified in the recitals to this Trust Agreement.

     "Outstanding" when used with respect to Trust Securities means, as of the date of determination, all Trust Securities theretofore issued under this Trust Agreement, except:

          (a) Trust Securities represented by a Trust Securities Certificate that was theretofore cancelled by the Securities Registrar or delivered to the Securities Registrar for cancellation;

          (b) Trust Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of such Trust Securities; provided that, if such Trust Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

          (c) Trust Securities which have been paid or Trust Securities represented by Trust Securities Certificates in exchange for or in lieu of which other Trust Securities Certificates have been executed and delivered pursuant to this Trust Agreement, including pursuant to Sections 5.4, 5.5,
     5.11 and 5.13;

provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Preferred Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Preferred Securities owned by the Depositor, any Trustee or any Affiliate of the Depositor or any Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Preferred Securities that such Trustee actually knows to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the Outstanding Preferred Securities are owned by the Depositor, one or more of the Trustees and/or any such Affiliate. Preferred Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee's right so to act with respect to such Preferred Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

     "Owner" means each Person who is the beneficial owner of Book-Entry Preferred Securities as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the beneficial owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

     "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.9 and shall initially be the Bank.

     "Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee with the Bank in its corporate trust department for the benefit of the Securityholders in which all amounts paid in respect of the Debentures will be held and from which the Property Trustee, through the Paying Agent, shall make payments to the Securityholders in accordance with Sections 4.1 and 4.2.

     "Person" means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Securities Certificate" means a certificate evidencing ownership of Preferred Securities, substantially in the form attached as Exhibit D.

     "Preferred Security" means a ___% Trust Preferred Security representing an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $25.00 and the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

     "Property Trustee" means the Person identified as the "Property Trustee" in the preamble to this Trust Agreement solely in its capacity as Property Trustee of the Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

     "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Debenture Redemption Date and the stated maturity of the Debentures shall be a Redemption Date for a Like Amount of Trust Securities.

     "Redemption Price" means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date, plus the related amount of the premium, if any, paid by the Depositor upon the concurrent redemption of a Like Amount of Debentures, allocated on a pro rata basis (based on Liquidation Amounts) among the Trust Securities.

     "Relevant Trustee" shall have the meaning specified in Section 8.10.

     "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.4.

     "Securityholder" or "Holder" means a Person in whose name a Trust Security or Trust Securities is registered in the Securities Register; any such Person shall be a beneficial owner within the meaning of the Delaware Business Trust Act; provided, however, that in determining whether the Holders of the requisite amount of Preferred Securities have voted on any matter provided for in this Trust Agreement, then for the purpose of any such determination, so long as Definitive Preferred Securities Certificates have not been issued, the term Securityholders or Holders as used herein shall refer to the Owners. A Holder of Common Securities, Preferred Securities or Trust Securities may be referred to from time to time herein as a "Common Securityholder," "Preferred Securityholder" or "Trust Securityholder," respectively.

     "Tax Event" means the receipt by the Trust or the Depositor of an Opinion of Counsel experienced in such matters to the effect that, as a result of (i) any amendment to, or change in the laws or regulations of the United States or any political subdivision or taxing authority thereof or therein, which amendment or change is effective after the date of issuance of the Preferred Securities under this Trust Agreement, (ii) any proposed change in such laws or regulations that is announced after the date of issuance of the Preferred Securities under this Trust Agreement, or (iii) any official administrative or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the date of issuance of the Preferred Securities under this Trust Agreement, there is more than an insubstantial risk that (A) the Trust is, or will be within 90 days after the date of such opinion of Counsel, subject to United States federal income tax with respect to income received or accrued on the Debentures, (B) interest payable by the Depositor on the Debentures is not, or within 90 days after the date of such Opinion of Counsel, will not be, deductible by the Depositor, in whole or in part, for United States federal income tax purposes or
(C) the Trust is, or will be within 90 days after the date of such Opinion of Counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Trust" means the Delaware business trust created and continued hereby and identified on the cover page to this Trust Agreement.

     "Trust Agreement" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including (i) all exhibits hereto and (ii) for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "Trust Property" means (a) the Debentures, (b) any cash on deposit in, or owing to, the Payment Account and (c) all proceeds and rights in respect of the foregoing.

     "Trust Securities Certificate" means any one of the Common Securities Certificates or the Preferred Securities Certificates.

     "Trust Security" means any one of the Common Securities or the Preferred Securities.

     "Trustees" means, collectively, the Property Trustee, the Delaware Trustee and the Administrative Trustees.

     "Underwriting Agreement" means the Underwriting Agreement dated as of December ___, 2001 among the Trust, the Depositor, J.P. Morgan Securities Inc. and Merrill, Lynch, Pierce, Fenner and Smith Incorporated as representatives of the underwriters named therein.

                                  ARTICLE II.
                           CONTINUATION OF THE TRUST

     Section 2.1  Name.

     The Trust continued hereby shall be known as "National Commerce Capital Trust II," as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the other Trustees, in which name the Trustees engage in the transactions contemplated hereby, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

     Section 2.2  Office of the Delaware Trustee; Principal Place of Business.

     The address of the Delaware Trustee in the State of Delaware is c/o The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711, Attention: Corporate Trust Department, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Securityholders and the Depositor. The principal executive office of the Trust is c/o National Commerce Financial Corporation, One Commerce Square, Memphis, Tennessee 38150.

     Section 2.3 Initial Contribution of Trust Property; Organizational
Expenses.

     The Property Trustee acknowledges receipt in trust from the Depositor in connection with the Original Trust Agreement of the sum of $10, which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Trust as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee for any such expenses paid by such Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

     Section 2.4  Issuance of the Preferred Securities

     As of December __, 2001, the Depositor, on behalf of the Trust and pursuant to the Original Trust Agreement, executed and delivered the Underwriting Agreement. Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.2 and deliver to the Underwriters named in the Underwriting Agreement Preferred Securities Certificates, registered in the name of the nominee of the initial Clearing Agency, representing an aggregate amount of 8,000,000 Preferred Securities having an aggregate Liquidation Amount of $200,000,000, against receipt of an aggregate purchase price plus accrued distributions of such Preferred Securities of $______, which amount such Administrative Trustee shall promptly deliver to the Property Trustee.

     Section 2.5 Issuance of the Common Securities; Subscription and Purchase of Debentures.

     Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.2 and deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, representing an aggregate amount of Common Securities having an aggregate Liquidation Amount of $_________ against payment by the Depositor of an aggregate purchase price therefor of $_________, which amount such Administrative Trustee shall promptly deliver to the Property Trustee. Contemporaneously therewith, an Administrative Trustee, on behalf of the Trust, shall subscribe to and purchase from the Depositor Debentures, registered in the name of the Property Trustee and having an aggregate principal amount equal to $________ and, in satisfaction of the purchase price plus accrued interest from ______ for such Debentures, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor the sum of $___________ (being the sum of the amounts delivered to the Property Trustee pursuant to (i) the second sentence of Section 2.4 and (ii) the first sentence of this Section 2.5).

     Section 2.6  Declaration of Trust.

     The exclusive purposes and functions of the Trust are (a) to issue and sell Trust Securities, (b) to use the proceeds from such sale to acquire the Debentures, and to hold and dispose of the Debentures as contemplated herein, and (c) to engage in those activities necessary or incidental thereto. The Depositor hereby appoints the Trustees as trustees of the Trust, to have all the rights, powers and duties to the extent set forth herein, and the Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Trust and the Securityholders. The Administrative Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Trust. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrative Trustees set forth herein. The Delaware Trustee shall be one of the Trustees of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Business Trust Act.

     Section 2.7  Authorization to Enter into Certain Transactions.

          (a) The Trustees shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section 2.7, Article VIII and in accordance with the following provisions (i) and (ii), the Trustees shall have the authority to enter into all transactions and agreements determined by the Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Trustees under this Trust Agreement, and to perform all acts in furtherance thereof, including without limitation, the following:

               (i) As among the Trustees, each Administrative Trustee shall have the power and authority to act on behalf of the Trust with respect to the following matters:

                    (A)  the issuance and sale of the Trust Securities;

                    (B) to cause the Trust to enter into, and to execute,
               deliver and perform on behalf of the Trust, the Certificate Depository Agreement, the Trust Securities Certificates and such other agreements as may be necessary or desirable in connection with the purposes and function of the Trust;

                    (C) assisting in the registration of the Preferred
               Securities under the Securities Act of 1933, as amended, and under state securities or blue sky laws, and the qualification of this Trust Agreement as a trust indenture under the Trust Indenture Act;

                    (D) assisting in the listing, if any, of the Preferred
               Securities upon such national securities exchange or exchanges or automated quotation system or systems as shall be determined by the Depositor and the registration of the Preferred Securities under the Securities Exchange Act of 1934, as amended, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

                    (E) the sending of notices (other than notices of default)
               and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

                    (F) the appointment of a Paying Agent and Securities
               Registrar and, if applicable, a transfer agent, in accordance with this Trust Agreement;

                    (G) to the extent provided in this Trust Agreement, the
               winding up of the affairs of and liquidation of the Trust and the execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

                    (H) unless otherwise determined by the Depositor, the
               Property Trustee or the Administrative Trustees, or as otherwise required by the Delaware Business Trust Act or the Trust Indenture Act, to execute on behalf of the Trust (either acting alone or together with any or all of the Administrative Trustees) any documents that the Administrative Trustees have the power to execute pursuant to this Trust Agreement; and

                    (I) the taking of any action incidental to the foregoing as the Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder).

               (ii) As among the Trustees, the Property Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

                    (A)  the establishment of the Payment Account;

                    (B)  the receipt of the Debentures;

                    (C) the collection of interest, principal and any other
               payments made in respect of the Debentures in the Payment
               Account;

                    (D) the distribution through the Paying Agent of amounts
               owed to the Securityholders in respect of the Trust Securities;

                    (E) the exercise of all of the rights, powers and privileges of a holder of the Debentures;

                    (F) the sending of notices of default and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

                    (G) the distribution of the Trust Property in accordance
               with the terms of this Trust Agreement;

                    (H) to the extent provided in this Trust Agreement, the
               winding up of the affairs of and liquidation of the Trust and the execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware; and

                    (I) except as otherwise expressly provided in this Section
               2.7(a)(ii), the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in Section 2.7(a)(i).

          (b) So long as this Trust Agreement remains in effect, the Trust (or the Trustees acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Trustees shall not (i) acquire any investments or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Securityholders, except as expressly provided herein, (iii) take any action that would cause the Trust to fail or cease to qualify as a "grantor trust" for United States federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt, (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property, (vi) invest any proceeds received by the Trust from holding the Debentures, but shall distribute all such proceeds to Holders of Trust Securities pursuant to the terms of this Trust Agreement and of the Trust Securities; (vii) acquire any assets other than the Trust Property, (viii) possess any power or otherwise act in such a way as to vary the Trust Property, (ix) possess any power or otherwise act in such a way as to vary the terms of the Trust Securities in any way whatsoever (except to the extent expressly authorized in this Trust Agreement or by the terms of the Trust Securities) or (x) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Trust other than the Trust Securities. The Administrative Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Securityholders in their capacity as Securityholders.

          (c) In connection with the issue and sale of the Preferred Securities, the Depositor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

               (i) the preparation and filing by the Trust with the Commission and the execution on behalf of the Trust of a registration statement on the appropriate form in relation to the Preferred Securities, including any amendments thereto;

               (ii) the determination of the states in which to take appropriate action to qualify or register for sale all or part of the Preferred Securities and the determination of any and all such acts, other than actions which must be taken by or on behalf of the Trust, and the advice to the Trustees of actions they must take on behalf of the Trust, and the preparation for execution and filing of any documents to be executed and filed by the Trust or on behalf of the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such states;

               (iii) the preparation for filing by the Trust and execution on behalf of the Trust of an application to the New York Stock Exchange or any other national stock exchange or the Nasdaq National Market or any other automated quotation system for listing upon notice of issuance of any Preferred Securities and filing with such exchange or self-regulatory organization such notifications and documents as may be necessary from time to time to maintain such listing;

               (iv) the negotiation of the terms of, and the execution and delivery of, the Underwriting Agreement providing for the sale of the Preferred Securities; and

               (v) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

          (d) Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act, or fail to be classified as a grantor trust for United States federal income tax purposes and so that the Debentures will be treated as indebtedness of the Depositor for United States federal income tax purposes. In this connection, the Depositor and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of

     Trust or this Trust Agreement, that each of the Depositor and any Administrative Trustee determines in its discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the Holders of the Preferred Securities.

     Section 2.8  Assets of Trust.

     The assets of the Trust shall consist solely of the Trust Property.

     Section 2.9  Title to Trust Property.

     Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Trust and the Securityholders in accordance with this Trust Agreement.

     Section 2.10  Execution of Documents

     Unless otherwise determined by the Administrative Trustees, and except as otherwise required by the Business Trust Act, any Administrative Trustee is authorized to execute on behalf of the Trust any documents which the Administrative Trustees have the power and authority to execute pursuant to this Trust Agreement.

                                 ARTICLE III.
                                PAYMENT ACCOUNT

     Section 3.1  Payment Account.

          (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and any agent of the Property Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Securityholders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

          (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest or premium on, and any other payments or proceeds with respect to, the Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee.

                                  ARTICLE IV.
                           DISTRIBUTIONS; REDEMPTION

     Section 4.1  Distributions.

          (a) The Trust Securities represent undivided beneficial ownership interests in the Trust Property, and Distributions (including of Additional Amounts) will be made on the Trust Securities at the rate and on the dates that payments of interest (including of Additional Interest, as defined in the Indenture) are made on the Debentures. Accordingly:

               (i) Distributions on the Trust Securities shall be cumulative, and will accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accrue from ________, and, except in the event (and to the extent) that the Depositor exercises its right to defer the payment of interest on the Debentures pursuant to the Indenture, shall be payable quarterly in arrears on [ ], [ ], [ ] and [ ] of each year, commencing on _______. If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with this Section 4.1(a), a "Distribution Date").

               (ii) Assuming payments of interest on the Debentures are made when due (and before giving effect to Additional Amounts, if applicable), Distributions on the Trust Securities shall be payable at the rate per annum of the Liquidation Amount provided for in the Debentures. The amount of Distributions for any Distribution period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. The amount of Distributions payable for any period shall include the Additional Amounts, if any.

               (iii) Distributions on the Trust Securities shall be made by the Property Trustee from the Payment Account and shall be payable on each Distribution Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.

               (iv) So long as no Debenture Event of Default has occurred and is continuing, the Depositor shall have the right as set forth in (and subject to the terms and conditions of) the Indenture to defer payment of interest on the Debentures, at any time or from time to time, for up to 20 consecutive quarterly interest payment periods with respect to each deferral period (each a "Deferral Period") but not beyond the Stated Maturity (as defined in the Indenture) of the Debentures. If the Depositor exercises such right, the Trust will also defer paying quarterly Distributions on the Trust Securities during any such Deferral Period. During any such Deferral Period, Distributions will continue to accrue on the Trust Securities at the annual rate of [__]%, compounded quarterly.

          Prior to the termination of any such Deferral Period, the Depositor may further extend such Deferral Period as set forth in (and subject to the terms conditions of) the Indenture, provided that no Deferral Period shall exceed 20 consecutive quarterly Distribution periods or extend beyond the Stated Maturity (as defined in the Indenture) of the Debentures. Upon the termination of any such Deferral Period and upon the payment of all accrued and unpaid Distributions and any Additional Amounts then due, the Depositor may elect to begin a new Deferral Period, subject to the above requirements. No Distributions shall be due and payable during a Deferral Period except at the end thereof. Payments of accrued Distributions will be payable to Holders of Trust Securities as they appear on the Securities Register for the Trust Securities on the relevant record date for the first Distribution Date occurring at or after the end of the Deferral Period. The Depositor shall give the Holder of this Trust Security and the Property Trustee notice of its election to begin any Deferral Period at lease one Business Day prior to the next succeeding Distribution Date on which a Distribution on this Trust Security would be payable but for such deferral.

          (b) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be one Business Day prior to such Distribution Date; provided, however, that in the event that the Preferred Securities do not remain in book-entry-only form, the relevant record date shall be the 15th day of the month prior to the relevant Distribution Date (whether or not such record date is a Business Day).

     Section 4.2  Exchange or Redemption.

          (a) The Depositor shall have the right to exchange the Preferred Securities as set forth below:

               (i) If at any time the Depositor or any of its Affiliates (in either case, a "Depositor Affiliated Owner/Holder") is the Owner or Holder of any Preferred Securities, such Depositor Affiliated Owner/Holder shall have the right to deliver to the Property Trustee all or such portion of its Preferred Securities as it elects and receive, in exchange therefor, a Like Amount of Debentures. Such election (i) shall be exercisable effective on any Distribution Date by such Depositor Affiliated Owner/Holder delivering to the Property Trustee a written notice of such election specifying the Liquidation Amount of Preferred Securities with respect to which such election is being made and the Distribution Date on which such exchange shall occur, which Distribution Date shall be not less than ten Business Days after the date of receipt by the Property Trustee of such election notice and (ii) shall be conditioned upon such Depositor Affiliated Owner/Holder having delivered or caused to be delivered to the Property Trustee or its designee the Preferred Securities which are the subject of such election by 10:00 A.M. New York time, on the Distribution Date on which such exchange is to occur. After the exchange, such Preferred Securities will be canceled and will no longer be deemed to be outstanding and all rights of the Depositor or its Affiliates(s) with respect to such Preferred Securities will cease.

               (ii) In the case of an exchange described in Section 4.2(a), the Trust will, on the date of such exchange, exchange Debentures having a principal amount equal to a proportional amount of the aggregate Liquidation Amount of the Outstanding Common Securities, based on the ratio of the aggregate Liquidation Amount of the Preferred Securities exchanged pursuant to Section 4.2(a) divided by the aggregate Liquidation Amount of the Preferred Securities outstanding immediately prior to such exchange, for such proportional amount of Common Securities held by the Depositor (which contemporaneously shall be canceled and no longer be deemed to be Outstanding); provided, that the Depositor delivers or caused to be delivered to the Property Trustee or its designee the required amount of Common Securities to be exchanged by 10:00 A.M. New York time, on the date of distribution on which such exchange is to occur.

          (b) On each Debenture Redemption Date and on the stated maturity of the Debentures, the Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price.

          (c) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Security Register. All notices of redemption shall state:

               (i)   the Redemption Date;

               (ii)  the Redemption Price;

               (iii) the CUSIP number;

               (iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the total Liquidation Amount of the particular Trust Securities to be redeemed;

               (v) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accrue on and after said date; and

               (vi) if the Preferred Securities are no longer in book-entry-only form, the place and address where the Holders shall surrender their Preferred Securities Certificates.

          (d) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption or payment at stated maturity of Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price.

          (e) If the Property Trustee gives a notice of redemption in respect of any Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, subject to Section 4.2(d), the Property Trustee will, so long as the Preferred Securities are in book-entry-only form, irrevocably deposit with the Clearing Agency for the Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the Holders thereof. If the Preferred Securities are no longer in book-entry-only form, the Property Trustee, subject to Section 4.2(d), will irrevocably deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders thereof upon surrender of their Preferred Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Securityholders holding Trust Securities so called for redemption will cease, except the right of such Securityholders to receive the Redemption Price and any Distribution payable on or prior to the Redemption Date, but without interest thereon, and such Trust Securities will cease to be Outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Depositor pursuant to the Guarantee, Distributions on such Trust Securities will continue to accrue, at the then applicable rate, from the Redemption Date originally established by the Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

          (f) Payment of the Redemption Price on the Trust Securities shall be made to the recordholders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date; provided, however, that in the event that the Preferred Securities do not remain in book-entry-only form, the relevant record date shall be the date fifteen days prior to the relevant Redemption Date.

          (g) Subject to Section 4.3(a), if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated on a pro rata basis (based on Liquidation Amounts) among the Common Securities and the Preferred Securities. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis (based upon Liquidation Amounts) not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Preferred Securities not previously called for redemption, by such method (including, without limitation, by lot) as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25.00 or an integral multiple of $25.00 in excess thereof) of the Liquidation Amount of Preferred Securities of a denomination larger than $25.00. The Property Trustee shall promptly notify the Security Registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Preferred Securities that has been or is to be redeemed.

     Section 4.3  Subordination of Common Securities.

          (a) Payment of Distributions (including Additional Amounts, if applicable) on, and the Redemption Price of, the Trust Securities, as applicable, shall be made, subject to Section 4.2(g), pro rata among the Common Securities and the Preferred Securities based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date any Event of Default resulting from a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution (including Additional Amounts, if applicable) on, or Redemption Price of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable) on all Outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts, if applicable) on, or the Redemption Price of, Preferred Securities then due and payable.

     (b) In the case of the occurrence of any Event of Default resulting from any Debenture Event of Default, the Holder of Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under this Trust Agreement until the effect of all such Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until any such Event of Default under this Trust Agreement with respect to the Preferred Securities has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Preferred Securities and not the Holder of the Common Securities, and only the Holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

     Section 4.4  Payment Procedures.

     Payments of Distributions (including Additional Amounts, if applicable) in respect of the Preferred Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Preferred Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency in immediately available funds, which shall credit the relevant Persons' accounts at such Clearing Agency on the applicable Distribution Dates. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed in writing between the Property Trustee and the Holder of such Common Securities.

     Section 4.5  Tax Returns and Reports.

     The Administrative Trustees shall prepare (or cause to be prepared), at the Depositor's expense, and file all United States federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust. In this regard, the Administrative Trustees shall (a) prepare and file (or cause to be prepared and filed) the appropriate Internal Revenue Service Form required to be filed in respect of the Trust in each taxable year of the Trust and (b) prepare and furnish (or cause to be prepared and furnished) to each Securityholder the appropriate Internal Revenue Service form and the information required to be provided on such form. The Administrative Trustees shall provide the Depositor and the Property Trustee with a copy of all such returns and reports promptly after such filing or furnishing. The Trustees shall comply with United States federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Securityholders under the Trust Securities.

     Section 4.6  Payment of Expenses of the Trust.

     Pursuant to Section 10.6 of the Indenture, the Depositor, as borrower, has agreed to pay to the Trust, and reimburse the Trust for, the full amount of any costs, expenses or liabilities of the Trust (other than obligations of the Trust to pay the Holders of any Preferred Securities or other similar interests in the Trust the amounts due such Holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be), including, without limitation, any taxes, duties or other governmental charges of whatever nature (other than withholding taxes) imposed on the Trust by the United States or any other taxing authority. Such payment obligation includes any such costs, expenses or liabilities of the Trust that are required by applicable law to be satisfied in connection with a termination of the Trust.

     Section 4.7  Payments under Indenture or Pursuant to Direct Actions.

     Any amount payable hereunder to any Holder of Preferred Securities shall be reduced by the amount of any corresponding payment such Holder (or an Owner with respect to the Holder's Preferred Securities) has directly received pursuant to
Section 5.8 of the Indenture or Section 5.14 of this Trust Agreement.

                                  ARTICLE V.
                         TRUST SECURITIES CERTIFICATES

     Section 5.1  Initial Ownership.

     Upon the creation of the Trust and the contribution by the Depositor pursuant to Section 2.3 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Depositor shall be the sole beneficial owner of the Trust.

     Section 5.2  The Trust Securities Certificates.

     The Preferred Securities Certificates shall be issued in minimum denominations of $25.00 Liquidation Amount and integral multiples of $25.00 in excess thereof, and the Common Securities Certificates shall be issued in denominations of $25.00 Liquidation Amount and integral multiples thereof. The Trust Securities Certificates shall be executed on behalf of the Trust by manual or facsimile signature of at least one Administrative Trustee and, if executed on behalf of the Trust by facsimile, countersigned by a transfer agent or its agent. The Preferred Securities Certificates shall be authenticated by the Property Trustee by manual signature of an authorized signatory thereof. Trust Securities Certificates bearing the manual signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust or the Property Trustee or, if executed on behalf of the Trust or the Property Trustee by facsimile, countersigned by a transfer agent or its agent, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Securityholder, and shall be entitled to the rights and subject to the obligations of a Securityholder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Sections 5.4, 5.11 and 5.13.

     Section 5.3  Execution and Delivery of Trust Securities Certificates.

     On the Closing Date, the Administrative Trustees shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.4 and 2.5, to be executed on behalf of the Trust and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president, any executive vice president or any vice president, treasurer or assistant treasurer or controller without further corporate action by the Depositor, in authorized denominations.

     Section 5.4 Registration of Transfer and Exchange of Preferred Securities Certificates.

     The Depositor shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.8, a register or registers for the purpose of registering Trust Securities Certificates and transfers and exchanges of Preferred Securities Certificates (the "Securities Register") in which the transfer agent and registrar designated by the Administrative Trustees (the "Securities Registrar"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Preferred Securities Certificates and Common Securities Certificates (subject to Section 5.10 in the case of the Common Securities Certificates) and registration of transfers and exchanges of Preferred Securities Certificates as herein provided. The Bank shall be the initial Securities Registrar.

     Upon surrender for registration of transfer or exchange of any Preferred Securities Certificate at the office or agency maintained pursuant to Section 5.8, the Administrative Trustees or any one of them shall execute on behalf of the Trust (and if executed on behalf of the Trust by a facsimile signature, such certificate shall be countersigned by a transfer agent or its agent) and deliver, in the name of the designated transferee or transferees, one or more new Preferred Securities Certificates in authorized denominations of a like aggregate Liquidation Amount dated the date of execution by such Administrative Trustee or Trustees. Such new Preferred Securities Certificates shall be authenticated by the Property Trustee by manual signature of an authorized signatory thereof. The Securities Registrar shall not be required to register the transfer of any Preferred Securities that have been called for redemption during a period beginning at the opening of business 15 days before the day of selection for such redemption.

     At the option of a Holder, Preferred Securities Certificates may be exchanged for other Preferred Securities Certificates in authorized denominations of the same class and of a like aggregate Liquidation Amount upon surrender of the Preferred Securities Certificates to be exchanged at the office or agency maintained pursuant to Section 5.8.

     Every Preferred Securities Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to an Administrative Trustee and the Securities Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Preferred Securities Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by an Administrative Trustee or the Securities Registrar in accordance with such Person's customary practice.

     No service charge shall be made for any registration of transfer or exchange of Preferred Securities Certificates, but the Securities Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Preferred Securities Certificates.

     Section 5.5 Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates.

     If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate and (b) there shall be delivered to the Securities Registrar and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser or protected purchasers, the Administrative Trustees, or any one of them, on behalf of the Trust shall execute by manual or facsimile signature and, if executed on behalf of the Trust by facsimile signature, such certificate shall be countersigned by a transfer agent, and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. Such new Trust Securities Certificates shall be authenticated by the Property Trustee by manual signature of an authorized signatory thereof. In connection with the issuance of any new Trust Securities Certificate under this Section, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the Trust Property, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

     Section 5.6  Persons Deemed Securityholders.

     The Trustees or the Securities Registrar shall treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving Distributions and, except as otherwise expressly provided in the definition of "Securityholder," for all other purposes whatsoever, and neither the Trustees nor the Securities Registrar shall be bound by any notice to the contrary.

     Section 5.7  Access to List of Securityholders' Names and Addresses.

     Each Holder and each Owner shall be deemed to have agreed not to hold the Depositor, the Property Trustee or the Administrative Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

     Section 5.8  Maintenance of Office or Agency.

     The Administrative Trustees shall maintain an office or offices or agency or agencies where Preferred Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustees in respect of the Trust Securities Certificates may be served. The Administrative Trustees initially designate The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York 10286, Attn: Corporate Trust Department, as its principal corporate trust office for such purposes. The Administrative Trustees shall give prompt written notice to the Depositor, the Property Trustee and to the Securityholders of any change in the location of the Securities Register or any such office or agency.

     Section 5.9  Appointment of Paying Agent.

     The Paying Agent shall make Distributions to Securityholders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee and the Administrative

Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making the Distributions referred to above. The Administrative Trustees may revoke such power and remove the Paying Agent if such Trustees determine in their sole discretion that the Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect. The Paying Agent shall initially be the Bank, and any co-paying agent chosen by the Bank, and acceptable to the Administrative Trustees and the Depositor. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees, the Property Trustee and the Depositor. In the event that the Bank shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor that is acceptable to the Property Trustee and the Depositor to act as Paying Agent (which shall be a bank or trust company). The Administrative Trustees shall cause such successor Paying Agent or any additional Paying Agent appointed by the Administrative Trustees to execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Securityholders in trust for the benefit of the Securityholders entitled thereto until such sums shall be paid to such Securityholders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon resignation or removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of sections 8.1, 8.3 and 8.6 herein shall apply to the Bank also in its role as Paying Agent, for so long as the Bank shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder, and any Paying Agent shall be bound by the requirements with respect to paying agents of securities issued pursuant to the Trust Indenture Act. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

     Section 5.10  Ownership of Common Securities by Depositor.

     On the Closing Date, the Depositor shall acquire and retain beneficial and record ownership of the Common Securities. To the fullest extent permitted by law, other than a transfer in connection with a consolidation or merger of the Depositor into another Person, or any conveyance, transfer or lease by the Depositor of its properties and assets substantially as an entirety to any Person, pursuant to Section 8.1 of the Indenture, any attempted transfer of the Common Securities shall be void. The Administrative Trustees shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE TO ANY PERSON OTHER THAN AS SET FORTH IN THE TRUST AGREEMENT REFERRED TO BELOW".

     Section 5.11 Book-Entry Preferred Securities Certificates; Common Securities Certificate.

     (a) The Preferred Securities Certificates, upon original issuance, will be issued in the form of one or more Book-Entry Preferred Securities Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Trust. Such Preferred Securities Certificate or Certificates shall initially be registered on the Securities Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Owner will receive a Definitive Preferred

Securities Certificate representing such Owner's interest in such Preferred Securities, except as provided in Section 5.13. Unless and until Definitive Preferred Securities Certificates have been issued to Owners pursuant to Section 5.13:

         (i) the provisions of this Section 5.11(a) shall be in full force and effect;

         (ii) except as otherwise expressly provided in the definition of "Securityholder," the Securities Registrar and the Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement relating to the Book-Entry Preferred Securities Certificates (including the payment of the Liquidation Amount of and Distributions on the Preferred Securities evidenced by Book-Entry Preferred Securities Certificates and the giving of instructions or directions to Owners of Preferred Securities evidenced by Book-Entry Preferred Securities Certificates) as the sole Holder of Preferred Securities evidenced by Book-Entry Preferred Securities Certificates and shall have no obligations to the Owners thereof;

         (iii) to the extent that the provisions of this Section 5.11 conflict with any other provisions of this Trust Agreement, the provisions of this
     Section 5.11 shall control; and

         (iv) the rights of the Owners of the Book-Entry Preferred Securities Certificates shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Preferred Securities Certificates are issued pursuant to Section 5.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments on the Preferred Securities to such Clearing Agency Participants.

     (b) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.

     Section 5.12  Notices to Clearing Agency.

     To the extent that a notice or other communication to the Owners is required under this Trust Agreement, unless and until Definitive Preferred Securities Certificates shall have been issued to Owners pursuant to Section 5.13, the Trustees shall give all such notices and communications specified herein to be given to Owners to the Clearing Agency, and shall have no obligations to the Owners.

     Section 5.13  Definitive Preferred Securities Certificates.

     If (a) the Depositor advises the Trustees in writing that the Clearing Agency is no longer willing, able or eligible to properly discharge its responsibilities with respect to the Preferred

Securities Certificates, and a successor depositary is not appointed by the Trust within 90 days, (b) the Depositor at its option advises the Trustees in writing that it elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence of a Debenture Event of Default, Owners of at least a majority of the aggregate Liquidation Amount of the Preferred Securities advise the Administrative Trustees in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interest of the Owners, then the Administrative Trustees shall notify the other Trustees and the Clearing Agency, and the Clearing Agency, in accordance with its customary rules and procedures, shall notify all Clearing Agency Participants for whom it holds Preferred Securities of the occurrence of any such event and of the availability of the Definitive Preferred Securities Certificates to Owners, requesting the same. Upon surrender to the Administrative Trustees of the typewritten Preferred Securities Certificate or Certificates representing the Book-Entry Preferred Securities by the Clearing Agency, accompanied by registration instructions, the Administrative Trustees, or any one of them, shall execute the Definitive Preferred Securities Certificates in accordance with the instructions of the Clearing Agency or, if executed on behalf of the Trust by facsimile, countersigned by a transfer agent or its agent. The Definitive Preferred Securities Certificates shall be authenticated by the Property Trustee by manual signature of an authorized signatory thereof. Neither the Securities Registrar nor the Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Preferred Securities Certificates, the Trustees shall recognize the Holders of the Definitive Preferred Securities Certificates as Securityholders. The Definitive Preferred Securities Certificates shall be typewritten, printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees that meets the requirements of any stock exchange or automated quotation system on which the Preferred Securities are then listed or approved for trading, as evidenced by the execution thereof by the Administrative Trustees or any one of them.

     Section 5.14  Rights of Securityholders.

     (a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.9, and the Securityholders shall not have any right or title therein other than the undivided beneficial ownership interest in the assets of the Trust conferred by their Trust Securities, and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Securityholders against payment of the purchase price therefor will be validly issued, fully paid and nonassessable by the Trust. The Holders of the Preferred Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

     (b) For so long as any Preferred Securities remain Outstanding, if, upon a Debenture Event of Default, the Debenture Trustee fails or the holders of not less than 25% in principal amount of the outstanding Debentures fail to declare the principal of all of the Debentures to be immediately due and payable, the Holders of at least 25% in Liquidation Amount of the Preferred Securities then Outstanding shall have such right by a notice in writing to the Depositor and the Debenture Trustee; and upon any such declaration such principal amount of and the accrued interest on all of the Debentures shall become immediately due and payable as set forth in the Indenture, provided that the payment of principal, premium and interest on such Debentures shall remain subordinated to the extent provided in the Indenture.

     At any time after such a declaration of acceleration with respect to the Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Debenture Trustee as in the Indenture provided, the Holders of a majority in Liquidation Amount of the Preferred Securities, by written notice to the Property Trustee, the Depositor and the Debenture Trustee, may rescind and annul such declaration and its consequences if:

         (i) the Depositor has paid or deposited with the Debenture Trustee a sum sufficient to pay

             (A) all overdue installments of interest (including any Additional Interest (as defined in the Indenture)) on all of the Debentures,

             (B) the principal of (and premium, if any, on) any Debentures which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Debentures, and

             (C) all sums paid or advanced by the Debenture Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Debenture Trustee and the Property Trustee, their agents and counsel; and

         (ii) all Events of Default with respect to the Debentures, other than the non-payment of the principal of the Debentures which has become due solely by such acceleration, have been cured or waived as provided in
     Section 5.13 of the Indenture.

     The Holders of a majority in aggregate Liquidation Amount of the Preferred Securities may, on behalf of the Holders of all the Preferred Securities, waive any past default under the Indenture, except a default in the payment of principal, premium or interest (which default may be waived only if all Events of Default with respect to the Debentures, other than the non-payment of the principal of the Debentures which has become due solely by such acceleration, have been cured or annulled as provided in Section 5.03 of the Indenture and the Depositor has paid or deposited with the Debenture Trustee a sum sufficient to pay all overdue installments of interest (including any Additional Interest (as defined in the Indenture)) on the Debentures, the principal of (and premium, if any, on) any Debentures which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Debentures, and all sums paid or advanced by the Debenture Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Debenture Trustee and the Property Trustee, their agents and counsel) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture. No such rescission shall affect any subsequent default or impair any right consequent thereon.

     Upon receipt by the Property Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of the Preferred Securities all or part of which are represented by Book-Entry Preferred Securities Certificates, a record date shall be established for determining Holders of Outstanding Preferred Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice. The Holders of Outstanding Preferred Securities on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day which is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.14(b).

     (c) For so long as any Preferred Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Trust Agreement and the Indenture, upon a Debenture Event of Default specified in Section 5.1(1) or 5.1(2) of the Indenture, any Holder of Preferred Securities shall have the right to institute a proceeding directly against the Depositor, pursuant to
Section 5.8 of the Indenture, for enforcement of payment to such Holder of the principal amount of or premium or interest on Debentures having a principal amount equal to the Liquidation Amount of the Preferred Securities of such Holder (a "Direct Action"). Except as set forth in Section 5.14(b) and this
Section 5.14(c), the Holders of Preferred Securities shall have no right to exercise directly any right or remedy available to the holders of, or in respect of, the Debentures.

     Section 5.15  CUSIP Numbers.

     The Administrative Trustees in issuing the Preferred Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Property Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Preferred Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Preferred Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Administrative Trustees will promptly notify the Property Trustee of any change in the CUSIP numbers.

                                  ARTICLE VI.
                   ACTS OF SECURITYHOLDERS; MEETINGS; VOTING

     Section 6.1  Limitations on Voting Rights.

     (a) Except as provided in this Section, in Sections 5.14, 8.10 and 10.3 and in the Indenture and as otherwise required by law, no Holder of Preferred Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Securityholders from time to time as partners or members of an association.

     (b) So long as any Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to such Debentures, (ii) waive any past default which is waiveable under Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a majority in Liquidation Amount of all Outstanding Preferred Securities, provided, however, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Preferred Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of Preferred Securities, except by a subsequent vote of the Holders of Preferred Securities. The Property Trustee shall notify all Holders of the Preferred Securities of any notice of default received from the Debenture Trustee with respect to the Debentures. In addition to obtaining the foregoing approvals of the Holders of the Preferred Securities, prior to taking any of the foregoing actions, the Administrative Trustees shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that such action shall not cause the Trust to be classified as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes.

     (c) If any proposed amendment to the Trust Agreement provides for, or the Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Preferred Securities, whether by way of amendment to the Trust Agreement or otherwise, or (ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Preferred Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a majority in Liquidation Amount of the Outstanding Preferred Securities. Notwithstanding any other provision of this Trust Agreement, no amendment to this Trust Agreement may be made if, as a result of such amendment, it would cause the Trust to be classified as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes.

     Section 6.2  Notice of Meetings.

     Notice of all meetings of the Preferred Securityholders, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 10.9 to each Preferred Securityholder of record, at his registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

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

     Section 6.3  Meetings of Preferred Securityholders.

     No annual meeting of Securityholders is required to be held. The Administrative Trustees, however, shall call a meeting of Preferred Securityholders to vote on any matter upon the written request of the Preferred Securityholders of record of 25% of the Outstanding Preferred Securities (based upon their Liquidation Amount) and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of Preferred Securityholders to vote on any matters as to which Preferred Securityholders are entitled to vote.

     Preferred Securityholders of record at least 50% of the Outstanding Preferred Securities (based upon their Liquidation Amount), present in person or by proxy, shall constitute a quorum at any meeting of Preferred Securityholders.

     If a quorum is present at a meeting, an affirmative vote by the Preferred Securityholders of record present, in person or by proxy, holding a majority of the Outstanding Preferred Securities (based upon their Liquidation Amount) held by holders of record of Outstanding Preferred Securities present, either in person or by proxy, at such meeting shall constitute the action of the Preferred Securityholders, unless this Trust Agreement requires a greater number of affirmative votes.

     Section 6.4  Voting Rights.

     Securityholders shall be entitled to one vote for each $25.00 of Liquidation Amount represented by their Trust Securities in respect of any matter as to which such Securityholders are entitled to vote.

     Section 6.5  Proxies, etc.

     At any meeting of Securityholders, any Securityholder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Securityholders of record shall be entitled to vote. When Trust Securities are held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Securityholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

     Section 6.6  Securityholder Action by Written Consent.

     Any action which may be taken by Securityholders at a meeting may be taken without a meeting and without prior notice if Securityholders holding a majority of all Outstanding Trust Securities (based upon their Liquidation Amount) entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any express provision of this Trust Agreement) shall consent to the action in writing.

     Section 6.7  Record Date for Voting and Other Purposes.

     For the purposes of determining the Securityholders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any Distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of Securityholders or the payment of a Distribution or other action, as the case may be, as a record date for the determination of the identity of the Securityholders of record for such purposes.

     Section 6.8  Acts of Securityholders.

     Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Securityholders or Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders or Owners in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to an Administrative Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securityholders or Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.1) conclusive in favor of the Trustees, if made in the manner provided in this Section.

     The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Trustee receiving the same deems sufficient.

     The ownership of Preferred Securities shall be proved by the Securities Register.

     Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Securityholder of any Trust Security shall bind every future Securityholder of the same Trust Security and the Securityholder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

     Without limiting the foregoing, a Securityholder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

     If any dispute shall arise between the Securityholders and the Administrative Trustees or among such Securityholders or Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Securityholder or Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

     Section 6.9  Inspection of Records.

     Upon reasonable notice to the Administrative Trustees and the Property Trustee, the records of the Trust shall be open to inspection by Securityholders during normal business hours for any purpose reasonably related to such Securityholder's interest as a Securityholder.

                                 ARTICLE VII.
                         REPRESENTATIONS AND WARRANTIES

     Section 7.1 Representations and Warranties of the Property Trustee and the Delaware Trustee.

     The Property Trustee and the Delaware Trustee, each severally on behalf of and as to itself, hereby represents and warrants for the benefit of the Depositor and the Securityholders that:

     (a) the Property Trustee is a New York banking corporation duly organized, validly existing and in good standing under the laws of the State of New York;

     (b) the Property Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

     (c) the Delaware Trustee is a Delaware banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

     (d) the Delaware Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

     (e) this Trust Agreement has been duly authorized, executed and delivered by the Property Trustee and the Delaware Trustee and constitutes the valid and legally binding agreement of each of the Property Trustee and the Delaware Trustee enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

     (f) the execution, delivery and performance of this Trust Agreement have been duly authorized by all necessary corporate or other action on the part of the Property Trustee and the Delaware Trustee and do not require any approval of stockholders of the Property Trustee and the Delaware Trustee and such execution, delivery and performance will not (i) violate the charter or by-laws of the Property Trustee or the Delaware Trustee, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee or the Delaware Trustee is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the State of New York or the State of Delaware, as the case may be, governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee (as appropriate in context) or any order, judgment or decree applicable to the Property Trustee or the Delaware Trustee;

     (g) neither the authorization, execution or delivery by the Property Trustee or the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Property Trustee or the Delaware Trustee (as appropriate in context) contemplated herein or therein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing New York or Delaware law governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee, as the case may be; and

      (h) there are no proceedings pending or, to the best of each of the Property Trustee's and the Delaware Trustee's knowledge, threatened against or affecting the Property Trustee or the Delaware Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of the Property Trustee or the Delaware Trustee, as the case may be, to enter into or perform its obligations as one of the Trustees under this Trust Agreement.

     Section 7.2  Representations and Warranties of Depositor.

     The Depositor hereby represents and warrants for the benefit of the Securityholders that:

     (a) the Trust Securities Certificates issued at the Closing Date on behalf of the Trust have been duly authorized and will have been duly and validly executed, issued and delivered by the Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement and the Securityholders will be, as of such date, entitled to the benefits of this Trust Agreement; and

     (b) there are no taxes, fees or other governmental charges payable by the Trust (or the Trustees on behalf of the Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by the Property Trustee or the Delaware Trustee, as the case may be, of this Trust Agreement.

                                 ARTICLE VIII.
                                 THE TRUSTEES

     Section 8.1  Certain Duties and Responsibilities.

     (a) The duties and responsibilities of the Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee, by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Trust Agreement shall require the Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to them. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section. Nothing in this Trust Agreement shall be construed to release an Administrative Trustee from liability for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct. To the extent that, at law or in equity, an Administrative Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to the Securityholders, such Administrative Trustee shall not be liable to the Trust or to any Securityholder for such Trustee's good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Administrative Trustees otherwise existing at law or in equity, are agreed by the Depositor and the Securityholders to replace such other duties and liabilities of the Administrative Trustees.

     (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Securityholder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This Section 8.1(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

     (c) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (i) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

         (ii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in Liquidation Amount of the Trust Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

         (iii) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Payment Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

         (iv) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree in writing with the Depositor; and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section 3.1 and except to the extent otherwise required by law; and

         (v) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of the Administrative Trustees or the Depositor.

     Section 8.2  Certain Notices.

     Within ten Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.9, notice of such Event of Default to the Securityholders, the Administrative Trustees and the Depositor, unless such Event of Default shall have been cured or waived.

     Within five Business Days after the receipt of notice of the Depositor's exercise of its right to defer the payment of interest on the Debentures pursuant to the Indenture, the Administrative Trustee shall transmit, in the manner and to the extent provided in Section 10.9, notice of such exercise to the Securityholders and the Property Trustee, unless such exercise shall have been revoked.

     Section 8.3  Certain Rights of Property Trustee.

     Subject to the provisions of Section 8.1:

     (a) the Property Trustee may conclusively rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) if (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action or (ii) in construing any of the provisions of this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Preferred Securityholders are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting written instructions of the Depositor as to the course of action to be taken and the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor; provided, however, that if the Property Trustee does not receive such instructions of the Depositor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the best interests of the Securityholders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

     (c) any direction or act of the Depositor or the Administrative Trustees contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers' Certificate;

     (d) whenever in the administration of this Trust Agreement, the Property Trustee shall deem it desirable that a matter be established before undertaking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Depositor or the Administrative Trustees;

     (e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or reregistration thereof;

     (f) the Property Trustee may consult with counsel of its selection (which counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice, such counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

     (g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Securityholders pursuant to this Trust Agreement, unless such Securityholders shall have offered to the Property Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Securityholders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

     (i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, provided that the Property Trustee shall be responsible for its own negligence or recklessness with respect to selection of any agent or attorney appointed by it hereunder;

     (j) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive written instructions with respect to enforcing any remedy or right or taking any other action hereunder the Property Trustee (i) may request written instructions from the Holders of the Trust Securities which written instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such written instructions are received, and (iii) shall be protected in acting in accordance with such written instructions;

     (k) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement;

     (l) the Property Trustee may request that the Depositor deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Trust Agreement, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

     (m) the rights, privileges, protections, immunities and benefits given to the Property Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Property Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

     No provision of this Trust Agreement shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

     Section 8.4  Not Responsible for Recitals or Issuance of Securities.

     The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Trust, and the Trustees do not assume any responsibility for their correctness. The Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Debentures. The Trustees make no representations as to the validity or sufficiency of this Trust Agreement or the Trust Securities.

     Section 8.5  May Hold Securities.

     Any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 8.8 and 8.13, except as provided in the definition of the term "Outstanding" in Article I, may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.

     Section 8.6  Compensation; Indemnity; Fees.

     Pursuant to Section 10.6 of the Indenture, the Depositor, as borrower, agrees:

     (a) to pay to the Trustees from time to time such compensation as shall be agreed in writing with the Depositor for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     (b) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

     (c) to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each Trustee, (ii) any Affiliate of any Trustee, (iii) any officer, director, shareholder, employee, representative or agent of any Trustee, and (iv) any employee or agent of the Trust or its Affiliates, (referred to herein as an "Indemnified Person") from and against any and all loss, damage, liability, penalty, expense, including taxes (other than taxes based upon the income of the Trustee) or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or termination of the Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions. When the Property Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(4) or Section 5.1(5) of the Indenture, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

     The provisions of this Section 8.6 shall survive the termination of this Trust Agreement and the resignation or removal of any Trustee.

     No Trustee may claim any lien or charge on any Trust Property as a result of any amount due pursuant to this Section 8.6.

     The Depositor and any Trustee (in the case of the Property Trustee, subject to Section 8.8 hereof) may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders of Trust Securities shall have no rights by virtue of this Trust Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. Neither the Depositor, nor any Trustee, shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and the Depositor or any Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Trustee may engage or be interested in any financial or other transaction with the Depositor or any Affiliate of the Depositor, or may act as depository for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Depositor or its Affiliates.

     Section 8.7  Corporate Property Trustee Required; Eligibility of Trustees.

     (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     (b) There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

     (c) There shall at all times be a Delaware Trustee with respect to the Trust Securities. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more persons authorized to bind such entity.

     Section 8.8  Conflicting Interests.

     If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

     Section 8.9  Co-Trustees and Separate Trustee.

     Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Depositor and the Administrative Trustees, by agreed action of the majority of such Trustees, shall have power to appoint, and upon the written request of the Administrative Trustees, the Depositor shall for such purpose join with the Administrative Trustees in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Depositor does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least 21 years of age and a resident of the United States or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity.

     Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Depositor.

     Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

     (a) The Trust Securities shall be executed and delivered and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees specified hereunder shall be exercised solely by such Trustees and not by such co-trustee or separate trustee.

     (b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

     (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

     (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

     (e) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

     (f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

     Section 8.10  Resignation and Removal; Appointment of Successor.

     No resignation or removal of any Trustee (the "Relevant Trustee") and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.11.

     Subject to the immediately preceding paragraph, the Relevant Trustee may resign at any time by giving written notice thereof to the Securityholders. If the instrument of acceptance by the successor Trustee required by Section 8.11 shall not have been delivered to the Relevant Trustee within 30 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Trust, any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

     Unless a Debenture Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by Act of the Holder of Common Securities. If a Debenture Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at such time by Act of the Holders of a majority in Liquidation Amount of the Preferred Securities, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Trust). An Administrative Trustee may be removed only by the Common Securityholder and at any time. If the instrument of acceptance by the successor Trustee required by Section 8.11 shall not have been delivered to the Relevant Trustee within 30 days after such removal, the Relevant Trustee may petition, at the expense of the Trust, any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

     If any Trustee shall resign, be removed or become incapable of acting as Trustee, or if a vacancy shall occur in the office of any Trustee for any cause, at a time when no Debenture Event of Default shall have occurred and be continuing, the Common Securityholder, by Act of the Common Securityholder delivered to the retiring Trustee, shall promptly appoint a successor Trustee or Trustees, and the retiring Trustee shall comply with the applicable requirements of Section 8.11. If the Property Trustee or the Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when a Debenture Event of Default shall have occurred and be continuing, the Preferred Securityholders, by Act of the Securityholders of a majority in Liquidation Amount of the Preferred Securities then Outstanding delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees, and such successor Trustee shall comply with the applicable requirements of Section 8.11. If an Administrative Trustee shall resign, be removed or become incapable of acting as Administrative Trustee, at a time when a Debenture Event of Default shall have occurred and be continuing, the Common Securityholder by Act of the Common Securityholder delivered to the Administrative Trustee shall promptly appoint a successor Administrative Trustee or Administrative Trustees and such successor Administrative Trustee or Trustees shall comply with the applicable requirements of Section 8.11. If no successor Relevant Trustee shall have been so appointed by the Common Securityholder or the Preferred Securityholders and accepted appointment in the manner required by Section 8.11, any Securityholder who has been a Securityholder of Trust Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

     The Property Trustee shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee to all Securityholders in the manner provided in Section 10.9 and shall give notice to the Depositor. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

     Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrative Trustee or a Delaware Trustee who is a natural person dies or becomes, in the opinion of the Depositor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (a) the unanimous act of the remaining Administrative Trustees if there are at least two of them or (b) otherwise by the Depositor (with the successor in each case being a Person who satisfies the eligibility requirement for Administrative Trustees or Delaware Trustee, as the case may be, set forth in Section 8.7).

     Section 8.11  Acceptance of Appointment by Successor.

     In case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee (if requested by Depositor) and each successor Relevant Trustee with respect to the Trust Securities shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust and (b) shall add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the Trust by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant Trustees co-trustees and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on written request of the Trust or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Trust.

     Upon written request of any such successor Relevant Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the preceding paragraph.

     No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.

     Section 8.12  Merger, Conversion, Consolidation or Succession to Business.

     Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

     Section 8.13  Preferential Collection of Claims Against Depositor or Trust.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Trust or any other obligor upon the Trust Securities or the property of the Trust or of such other obligor or their creditors, the Property Trustee (irrespective of whether any Distributions on the Trust Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Property Trustee shall have made any demand on the Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

     (a) to file and prove a claim for the whole amount of any Distributions owing and unpaid in respect of the Trust Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

     (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee.

     Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement adjustment or compensation affecting the Trust Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 8.14  Reports by Property Trustee.

     (a) The Property Trustee shall transmit to Securityholders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313 (a) of the Trust Indenture Act, the Property Trustee shall, within sixty days after each May 15 following the date of this Trust Agreement deliver to Securityholders a brief report, dated as of such May 15, which complies with the provisions of such
Section 313(a).

     (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with each national stock exchange, the Nasdaq National Market or such other interdealer quotation system or self-regulatory organization upon which the Trust Securities are listed or traded, if any, with the Commission and with the Depositor. The Depositor will promptly notify the Property Trustee of any such listing or trading.

     Section 8.15  Reports to the Property Trustee.

     The Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. Delivery of such reports, information and documents to the Property Trustee is for informational purposes only and the Property Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Trust's compliance with any of its covenants hereunder (as to which the Property Trustee is entitled to rely exclusively on Officers' Certificates).

     Section 8.16  Evidence of Compliance with Conditions Precedent.

     Each of the Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314 (c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to
Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers' Certificate.

     Section 8.17  Number of Trustees.

     (a) The number of Trustees shall be four, provided that the Holder of all of the Common Securities by written instrument may increase or decrease the number of Administrative Trustees. The Property Trustee and the Delaware Trustee may be the same Person.

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

     (b) If a Trustee ceases to hold office for any reason and the number of Administrative Trustees is not reduced pursuant to Section 8.17(a), or if the number of Trustees is increased pursuant to Section 8.17(a), a vacancy shall occur. The vacancy shall be filled with a Trustee appointed in accordance with
Section 8.10.

     (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to dissolve, terminate or annul the Trust. Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 8.10, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Agreement), shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Trust Agreement.

     (d)  At all times, the Property Trustee must be (i) a bank as defined in
Section 581 of the Code or (ii) a U.S. government-owned agency or U.S. government sponsored enterprise.

     (e) At all times, each Trustee must be a United States Person as defined in Section 7701(a)(30) of the Code.

     Section 8.18  Delegation of Power.

     (a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.7(a), including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; provided that such person is a United States Person as defined in Section 7701(a)(30) of the Code; and

     (b) The Administrative Trustees shall have power to delegate from time to time to such of their number or to the Depositor the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Trust Agreement, as set forth herein; provided that such person is a United States Person as defined in Section 7701(a)(30) of the Code.

                                  ARTICLE IX.
                      DISSOLUTION, LIQUIDATION AND MERGER

     Section 9.1  Dissolution Upon Expiration Date.

     Unless earlier dissolved, the Trust shall automatically dissolve on December _____, 20__ (the "Expiration Date"). Upon such dissolution, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, the Trust Property shall be distributed in accordance with Section 9.4.

     Section 9.2  Early Dissolution.

     The first to occur of any of the following events is an "Early Termination Event", the occurrence of which shall cause a dissolution of the Trust:

     (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Holder of the Common Securities;

     (b) the written direction to the Property Trustee from the Depositor at any time to dissolve the Trust (subject to the Depositor having received prior approval of the Federal Reserve if so required under applicable capital guidelines or policies) and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, distribute Debentures to Securityholders in exchange for the Preferred Securities (which direction is optional and wholly within the discretion of the Depositor);

     (c) the redemption of all of the Preferred Securities in connection with the redemption of all of the Debentures; and

     (d) the entry of an order for dissolution of the Trust by a court of competent jurisdiction.

     Section 9.3  Termination.

     The respective obligations and responsibilities of the Trustees and the Trust created and continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Securityholders upon the liquidation of the Trust pursuant to Section 9.4, or upon the redemption of all of the Trust Securities pursuant to Section 4.2, of all amounts required to be distributed hereunder upon the final payment of the Trust Securities; (b) the payment of any expenses owed by the Trust; (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Trust or the Securityholders; and (d) the filing of a Certificate of Cancellation with the Secretary of State of the State of Delaware.

     Section 9.4  Liquidation.

     (a)  If an Early Termination Event specified in clause (a), (b) or (d) of
Section 9.2 occurs or upon the Expiration Date, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction or the making of reasonable provisions for the payment of liabilities to creditors of the Trust as provided by applicable law, to each Securityholder a Like Amount of Debentures, subject to Section 9.4(d). Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid mailed not later than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All notices of liquidation shall:

          (i)   state the CUSIP Number of the Trust Securities;

          (ii)  state the Liquidation Date;

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

          (iii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debentures; and

          (iv) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Debentures, or if
     Section 9.4(d) applies receive a Liquidation Distribution, as the Administrative Trustees or the Property Trustee shall deem appropriate.

     (b) Except where Section 9.2(c) or 9.4(d) applies, in order to effect the liquidation of the Trust and distribution of the Debentures to Securityholders, the Property Trustee shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.

     (c) Except where Section 9.2(c) or 9.4(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Debentures will be issued to Holders of Trust Securities Certificates, upon surrender of such certificates to the Administrative Trustees or their agent for exchange, (iii) the Depositor shall use its best efforts to have the Debentures listed on the New York Stock Exchange or on such other exchange, interdealer quotation system or self-regulatory organization as the Preferred Securities are then listed or traded,
(iv) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Debentures, accruing interest at the rate provided for in the Debentures from the last Distribution Date on which a Distribution was made on such Trust Securities Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to Holders of Trust Securities Certificates with respect to such Debentures) and (v) all rights of Securityholders holding Trust Securities will cease, except the right of such Securityholders to receive Debentures upon surrender of Trust Securities Certificates.

     (d)  In the event that, notwithstanding the other provisions of this
Section 9.4, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Debentures in the manner provided herein is determined by the Property Trustee not to be practical, the Trust Property shall be liquidated, and the Trust shall be wound-up by the Property Trustee. In such event, Securityholders will be entitled to receive out of the assets of the Trust available for distribution to Securityholders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holder of the Common Securities will be entitled to receive Liquidation Distributions upon any such dissolution, winding-up or termination pro rata

(determined as aforesaid) with Holders of Preferred Securities, except that, if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities.

     Section 9.5 Mergers, Consolidations, Amalgamations or Replacements of the Trust.

     The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person or entity, except pursuant to this Article IX. At the request of the Depositor, with the consent of the Administrative Trustees and without the consent of the Holders of the Preferred Securities, the Property Trustee or the Delaware Trustee, the Trust may merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Depositor expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Debentures, (iii) the Successor Securities are listed or traded, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed or traded, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Depositor and the Property Trustee have received an Opinion of Counsel from independent counsel to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (viii) the Depositor owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of Holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other Person or permit any other Person to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

                                  ARTICLE X.
                           MISCELLANEOUS PROVISIONS

     Section 10.1  Limitation of Rights of Securityholders.

     The death, incapacity, liquidation, dissolution, termination or bankruptcy of any Person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement, nor dissolve, terminate or annul the Trust, nor entitle the legal representatives or heirs of such Person or any Securityholder for such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     Section 10.2  Liability of the Common Securityholder.

     The Holder of the Common Securities shall be liable for all of the debts and obligations of the Trust (other than with respect to the Securities) to the extent not satisfied out of the Trust's assets.

     Section 10.3  Amendment.

     (a) This Trust Agreement may be amended from time to time by the Property Trustee, the Administrative Trustees and the Depositor, without the consent of any Securityholders, (i) to cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement, or (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are Outstanding or to ensure that the Trust will not be required to register as an investment company under the 1940 Act; provided, however, that in the case of clause (i) or clause
(ii), such action shall not adversely affect in any material respect the interests of any Securityholder, and any such amendments of this Trust Agreement shall become effective when notice thereof is given to the Securityholders.

     (b) Except as otherwise provided in Section 10.3(a) or Section 10.3 (c) hereof, any provision of this Trust Agreement may be amended by the Trustees and the Depositor with (i) the consent of Trust Securityholders representing not less than a majority (based upon Liquidation Amounts) of the Trust Securities then Outstanding and (ii) receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status of an investment company under the 1940 Act.

     (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Securityholder this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the

Trust Securities as of a specified date or (ii) restrict the right of a Securityholder to institute suit for the enforcement of any such payment on or after such date; and notwithstanding any other provision herein, without the unanimous consent of the Securityholders, this paragraph (c) of this Section
10.3 may not be amended.

     (d) Notwithstanding any other provisions of this Trust Agreement, no Trustee shall enter into or consent to any amendment to this Trust Agreement which would cause the Trust to fail or cease to qualify for the exemption from status of an investment company under the 1940 Act or fail or cease to be classified as a grantor trust for United States federal income tax purposes.

     (e) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Depositor, this Trust Agreement may not be amended in a manner which imposes any additional obligation on the Depositor.

     (f) In the event that any amendment to this Trust Agreement is made, the Administrative Trustees shall promptly provide to the Depositor a copy of such amendment.

     (g) Neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Trust Agreement which affects its own rights, duties or immunities under this Trust Agreement. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers' Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement.

     Section 10.4  Separability.

     In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 10.5  Governing Law.

     THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE SECURITYHOLDERS, THE TRUST AND THE TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES).

     Section 10.6  Payments Due on Non-Business Day.

     If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day that is a Business Day (except as otherwise provided in Sections 4.1(a) and 4.2(e)), with the same force and effect as though made on the date fixed for such payment, and no interest shall accrue thereon for the period after such date.

     Section 10.7  Successors.

     This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Trust or the Relevant Trustee, including any successor by operation of law. Except in connection with a consolidation, merger or sale involving the Depositor that is permitted under Article Eight of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder.

     Section 10.8  Headings.

     The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

     Section 10.9  Reports, Notices and Demands.

     Any report, notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Securityholder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Preferred Securityholder, to such Preferred Securityholder as such Securityholder's name and address may appear on the Securities Register; and (b) in the case of the Common Securityholder or the Depositor, to National Commerce Financial Corporation, One Commerce Square, Memphis, Tennessee 38150, Attention:
Chief Financial Officer, facsimile no.: (901) 523-3284. Such notice, demand or other communication to or upon a Securityholder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.

     Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Trust, the Property Trustee, the Delaware Trustee or the Administrative Trustees shall be given in writing addressed (until another address is published by the Trust) as follows: (a) with respect to the Property Trustee to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Administration; (b) with respect to the Delaware Trustee, to The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711, with a copy to the Property Trustee at the address set forth in Clause (a); and (c) with respect to the Administrative Trustees, to them at the address above for notices to the Depositor, marked "Attention Administrative Trustees of National Commerce Capital Trust II." Such notice, demand or other communication to or upon the Trust or the Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust or the Property Trustee.

     Section 10.10  Agreement Not to Petition.

     Each of the Trustees and the Depositor agree for the benefit of the Securityholders that, until at least one year and one day after the Trust has been terminated in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Trust under any bankruptcy, insolvency, reorganization or other similar law (including, without limitation, the United States

Bankruptcy Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. In the event the Depositor takes action in violation of this Section 10.10, the Property Trustee agrees, for the benefit of Security holders, that at the expense of the Depositor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be stopped and precluded therefrom and such other defenses, if any, as counsel for the Trustee or the Trust may assert. The provisions of this Section 10.10 shall survive the termination of this Trust Agreement.

     Section 10.11  Trust Indenture Act; Conflict with Trust Indenture Act.

     (a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required or deemed to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions.

     (b) The Property Trustee shall be the only Trustee that is a trustee for the purposes of the Trust Indenture Act.

     (c) If any provision hereof limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, such required or deemed provision shall control. If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or excluded, as the case may be.

     (d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

     Section 10.12 Acceptance of Terms of Trust Agreement, Guarantee and Indenture.

     THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A SECURITYHOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE SECURITYHOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH SECURITYHOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH SECURITYHOLDER AND SUCH OTHERS.

     Section 10.13  Holders are Parties.

     Notwithstanding that Holders have not executed and delivered this Trust Agreement or any counterpart thereof, Holders shall be deemed to be parties to this Trust Agreement and shall be bound by all of the terms and conditions hereof and of the Trust Securities by acceptance and delivery of the Trust Securities.

     Section 10.14  Counterparts.

     This Trust Agreement may contain more than one counterpart of the signature page and this Trust Agreement may be executed by the affixing of the signature of each of the Trustees on one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.


                           [Signature Page to Follow]

                              NATIONAL COMMERCE FINANCIAL CORPORATION,


                              By:
                                  ----------------------------------------------
                              Name:
                                    --------------------------------------------
                              Title:
                                     -------------------------------------------


                              THE BANK OF NEW YORK, as Property Trustee,


                              By:
                                  ----------------------------------------------
                              Name:
                                    --------------------------------------------
                              Title:
                                     -------------------------------------------


                              THE BANK OF NEW YORK (DELAWARE),
                                as Delaware Trustee,

                              By:
                                  ----------------------------------------------
                              Name:
                                    --------------------------------------------
                              Title:
                                     -------------------------------------------


                              --------------------------------------------------
                              SHELDON M. FOX,
                                as Administrative Trustee


                              --------------------------------------------------
                              CHARLES A. NEALE,
                                as Administrative Trustee

                                                                       EXHIBIT A

             See Exhibit 4.2 to the Registration Statement to which
                      this Trust Agreement is an exhibit.

                                                                       EXHIBIT B

             See Exhibit 4.8 to the Registration Statement to which
                      this Trust Agreement is an exhibit.

                                                                       EXHIBIT C

               THIS CERTIFICATE IS NOT TRANSFERABLE TO ANY PERSON
                 OTHER THAN AS SET FORTH IN THE TRUST AGREEMENT
                               REFERRED TO BELOW

Certificate Number:                       Number of Common Securities:



                    CERTIFICATE EVIDENCING COMMON SECURITIES

                                       OF

                       NATIONAL COMMERCE CAPITAL TRUST II

                               COMMON SECURITIES

                (LIQUIDATION AMOUNT $25.00 PER COMMON SECURITY)

     National Commerce Capital Trust II, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that National Commerce Financial Corporation (the "Holder") is the registered owner of ______ common securities of the Trust representing beneficial ownership interests of the Trust and designated the Common Securities (Liquidation Amount $25.00 per Common Security) (the "Common Securities"). Except as provided in
Section 5.10 of the Trust Agreement (as defined below) the Common Securities are not transferable and, to the fullest extent permitted by law, any attempted prohibited transfer hereof shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of December _____, 2001 among National Commerce Financial Corporation, as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, the Administrative Trustees named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Trust, as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of the Common Securities as set forth therein. The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

     Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder and by acceptance hereof agrees to the provisions of (i) the Guarantee Agreement entered into by National Commerce Financial Corporation, a Tennessee corporation ("NCF") and The Bank of New York, a New York banking corporation ("The Bank of New York"), as guarantee trustee, dated as of December _____, 2001, and (ii) the Indenture entered into by NCF and The Bank of New York, as trustee, dated as of December _____, 2001.

     THIS CERTIFICATE AND THE COMMON SECURITIES EVIDENCED HEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES).

     IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate.

                              NATIONAL COMMERCE CAPITAL TRUST II,


                              By:
                                  ----------------------------------------------
                              Name:
                                    --------------------------------------------
                                                Administrative Trustee

                                                                       EXHIBIT D

[If a Book-Entry Preferred Securities Certificate, add the following--
THIS IS A PREFERRED SECURITIES CERTIFICATE WITHIN THE MEANING OF THE TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") OR A NOMINEE OF THE DEPOSITARY. THIS PREFERRED SECURITY IS EXCHANGEABLE FOR PREFERRED SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT AND NO TRANSFER OF THIS PREFERRED SECURITY (OTHER THAN A TRANSFER OF THIS PREFERRED SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT REFERRED TO BELOW.

UNLESS THIS PREFERRED SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO NATIONAL COMMERCE CAPITAL TRUST II OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY PREFERRED SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]



CERTIFICATE NUMBER:                        NUMBER OF PREFERRED SECURITIES:

          AGGREGATE LIQUIDATION AMOUNT OF PREFERRED SECURITIES: [   ]

                                CUSIP NO. 635458

               CERTIFICATE EVIDENCING TRUST PREFERRED SECURITIES

                                       OF

                       NATIONAL COMMERCE CAPITAL TRUST II

                        ___% TRUST PREFERRED SECURITIES,

            (LIQUIDATION AMOUNT $25.00 PER TRUST PREFERRED SECURITY)

     National Commerce Capital Trust II, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that _________________ (the "Holder") is the registered owner of preferred securities in the aggregate liquidation amount of $200,000,000 of the Trust representing undivided beneficial interests in the assets of the Trust and designated the National Commerce Capital Trust II [______%] Trust Preferred Securities (liquidation amount $25.00 per Trust Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust, dated as of as __________ _____, 2001, among National Commerce Financial Corporation, as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, the Administrative Trustees named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Trust, as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of Preferred Securities as set forth therein.

     The Holder is entitled to the benefits of the Guarantee Agreement entered into by National Commerce Financial Corporation, a Tennessee corporation ("NCF"), and The Bank of New York, a New York banking corporation, as guarantee trustee, dated as of December _____, 2001 (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office. Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

     This certificate and the Preferred Securities evidenced hereby shall be construed in accordance with and governed by the laws of the State of Delaware (without regard to conflict of laws principles).

     IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this ____ day of __________, 2001.

                                       NATIONAL COMMERCE CAPITAL TRUST II,

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                                    Administrative Trustee

This is one of the Securities referred to in the within mentioned Trust
Agreement.

Date of Authentication:

THE BANK OF NEW YORK,
 as Property Trustee,

By:
    -------------------------------
Name:
      -----------------------------
Title:
       ----------------------------

Countersignature (in the event the administrative trustee signs above by facsimile):

Date:
      -----------------------------

THE BANK OF NEW YORK,
 as Transfer Agent,

By:
    -------------------------------
Name:
      -----------------------------
Title:
       ----------------------------